SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 1, 2003

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

WISCONSIN ENERGY CORPORATION

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Lorenzo Peterson vs. Sta-Rite: As previously reported, on September 4, 2001, a lawsuit was commenced against Sta-Rite Industries, Inc., an indirect wholly owned subsidiary of Wisconsin Energy Corporation, in the Circuit Court of the Eleventh Judicial Circuit in Miami-Dade County, Florida. Lorenzo Peterson, a minor, was seeking damages for the personal injuries he sustained when he was trapped under water after placing his hand in the main drain on the bottom of a pool. Trial commenced on July 21, 2003 and on August 1, 2003, the jury returned a verdict against Sta-Rite in the amount of $104.4 million in compensatory damages. Counsel for the plaintiff has requested a hearing before the court on punitive damages. Sta-Rite's management, after consultation with legal counsel, believes that any claim for punitive damages is unwarranted. As such, Sta-Rite will vigorously defend the plaintiff's claim with respect to punitive damages. To date, no hearing date on this issue has been scheduled.

Wisconsin Energy believes that it has adequate insurance to cover the damages. Sta-Rite intends to appeal any final judgment resulting from this case, but is currently unable to determine the impact, if any, that may result from this case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ ALLEN L. LEVERETT
Date: August 7, 2003	Allen L. Leverett Chief Financial Officer